Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Capital Z Partners III GP, L.P.

Address of Joint Filer:	142 West 57th Street, 3rd Floor
New York, New York 10019

Relationship of Joint Filer to Issuer:	Director

Issuer Name and Ticker or Trading Symbol:	Anchor BanCorp Wisconsin Inc. (ABCW)

Date of Event Requiring Statement (Month/Day/Year):	12/18/2013

Designated Filer:	Capital Z Partners III, L.P.

02/25/2014
Date

Signature:

CAPITAL Z PARTNERS III GP, L.P.
By:           Capital Z Partners III GP, Ltd.,  its General Partner

 By:           /s/ Craig Fisher___________
Name:        Craig Fisher
Title:          General Counsel

Joint Filer Information

Name of Joint Filer:	Capital Z Partners III GP, Ltd.

Address of Joint Filer:	142 West 57th Street, 3rd Floor
New York, New York 10019

Relationship of Joint Filer to Issuer:	Director

Issuer Name and Ticker or Trading Symbol:	Anchor BanCorp Wisconsin Inc. (ABCW)

Date of Event Requiring Statement (Month/Day/Year):	12/18/2013

Designated Filer:	Capital Z Partners III, L.P.

02/25/2014
Date

Signature:

CAPITAL Z PARTNERS III GP, LTD.

 By:           /s/ Craig Fisher  ______
Name:        Craig Fisher
Title:           General Counsel